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                                                                    EXHIBIT 99.4

                                 CLIENT LETTER

                               RADIAN GROUP, INC.
        OFFER TO EXCHANGE 7.75% DEBENTURES DUE 2011 REGISTERED UNDER THE
      SECURITIES ACT OF 1933 FOR ALL OUTSTANDING 7.75% DEBENTURES DUE 2011


                                                                October 12, 2001


To Our Clients:


     Enclosed for your consideration is a prospectus, dated October 12, 2001 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Radian Group Inc. (the "Company") to exchange its 7.75% Debentures due 2011 which have been registered under the Securities Act of 1933, as amended (the "New Debentures"), for its outstanding 7.75% Debentures due 2011 (the "Old Debentures"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of May 29, 2001, between the Company and the initial purchasers referred to therein.


     This material is being forwarded to you as the beneficial owner of the Old Debentures carried by us in your account but not registered in your name. A tender of such Old Debentures may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Debentures held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.


     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Debentures on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., Philadelphia time, on November 11, 2001, unless extended by the Company (the "Expiration Date"). Any Old Debentures tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., Philadelphia time, on the Expiration Date.


     The Exchange Offer is not conditioned upon any minimum number of Old Debentures being tendered. Your attention is directed to the following:

          1. The Exchange Offer is for any and all Old Debentures.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Conditions to the Exchange Offer."

          3. The Exchange Offer expires at 5:00 p.m., Philadelphia time, on the Expiration Date, unless extended by the Company.

     IF YOU WISH TO TENDER YOUR OLD DEBENTURES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE BACK OF THIS LETTER. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD DEBENTURES.

     If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Old Debentures on your account. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Debentures held by us for your account.
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     Please carefully review the enclosed material as you consider the Exchange
Offer.

                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Radian Group Inc. with respect to its Old Debentures.

This will instruct you to tender the Old Debentures held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

Please tender the Old Debentures held by you for my account as indicated below:

The aggregate face amount of Old Debentures held by you for the account of the undersigned is (fill in amount):

        $
        -------------------------- of 7.75% Debentures due 2011

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

[ ] To TENDER the following Old Debentures held by you for the account of the undersigned (insert principal amount of Old Debentures to be tendered (if any)):

        $
        -------------------------- of 7.75% Debentures due 2011

[ ] NOT to TENDER any Old Debentures held by you for the account of the undersigned.

                                   SIGN HERE

Name of beneficial owner(s) (please print):
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Signature(s):
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Address:
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Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date:
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